ARTICLES OF SHARE EXCHANGE

                         WPS RESOURCES CORPORATION
                         (a Wisconsin corporation)
                         The Acquiring Corporation

                                    and

                   WISCONSIN PUBLIC SERVICE CORPORATION
                         (a Wisconsin corporation)
                         The Acquired Corporation


                         =========================

          In accordance with and pursuant to Section 180.1105 of the Wisconsin Business Corporation Law ("WBCL"), WPS Resources Corporation, a Wisconsin corporation ("Acquiring Corporation"), as of the 1st day of September, 1994, DOES HEREBY EXECUTE the following ARTICLES OF SHARE EXCHANGE:

                                 ARTICLE 1
                                 ---------
          The Agreement and Plan of Share Exchange by and between the Acquiring Corporation and Wisconsin Public Service Corporation, a Wisconsin corporation (the "Acquired Corporation"), dated as of January 17, 1994 ("Plan of Share Exchange"), a true and correct copy of which is attached hereto as Exhibit A and hereby incorporated by reference herein, was approved in accordance with Section 180.1103 of the WBCL.

                                 ARTICLE 2
                                 ---------
          The Board of Directors of Acquired Corporation, in accordance with its Restated Articles of Incorporation, as amended, and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on December 9, 1993.

                                 ARTICLE 3
                                 ---------
          The stockholders of Acquired Corporation, in accordance with Acquired Corporation's Restated Articles of Incorporation, as amended, and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on May 5, 1994.

                                 ARTICLE 4
                                 ---------
          The Board of Directors of the Acquiring Corporation, in accordance with the Acquiring Corporation's Articles of Incorporation and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby and directed the submission of the Plan of Share Exchange to the sole shareholder of the Acquiring Corporation on December 9, 1993.

                                 ARTICLE 5
                                 ---------
          Acquired Corporation, as the then sole shareholder of the Acquiring Corporation, in accordance with the Acquiring Corporation's Articles of Incorporation and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on December 9, 1993.

                                 ARTICLE 6
                                 ---------
          These Articles of Share Exchange shall be effective, and the exchange of shares provided for under the Plan of Share Exchange shall take effect, upon the filing of these Articles of Share Exchange with the office of the Wisconsin Secretary of State.

          IN WITNESS WHEREOF, the Acquiring Corporation has caused these Articles of Share Exchange to be executed by its duly authorized officers as of the day and year first above written.

                                   WPS RESOURCES CORPORATION

                                      /s/ Daniel A. Bollom
                                   By:_________________________________
                                      Daniel A. Bollom
                                      President and Chief Executive
                                         Officer

                                          /s/ Robert H. Knuth
                                   Attest:______________________________
                                          Robert H. Knuth
                                           Secretary






     These Articles of Share Exchange have been drafted by, and should be returned to, Michael S. Nolan, Esq., Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.

                                                               EXHIBIT A
                   AGREEMENT AND PLAN OF SHARE EXCHANGE


          AGREEMENT AND PLAN OF SHARE EXCHANGE, dated January 17, 1994,
(this "Agreement"), between WISCONSIN PUBLIC SERVICE CORPORATION, a Wisconsin corporation ("WPS"), and WPS RESOURCES CORPORATION, a Wisconsin corporation ("WPS Resources").

          WHEREAS, WPS has authority to issue 33,000,000 shares, consisting of 1,000,000 shares of Preferred Stock, par value $100 per share (the "WPS Preferred Stock"), of which 512,000 shares were issued and outstanding on January 17, 1994; and 32,000,000 shares of Common Stock, par value $4 per share (the "WPS Common Stock"), of which 23,896,962 shares were issued and outstanding on January 17, 1994;

          WHEREAS, WPS Resources has authority to issue 100,000,000 shares of Common Stock, par value $1 per share (the "WPS Resources Common Stock"), of which 100 shares are issued and outstanding and owned beneficially and of record of WPS;

          WHEREAS, the respective Boards of Directors of WPS and WPS Resources have determined that it is advisable and in the best interests of each of such corporations to effect an exchange of the issued and outstanding shares of WPS Common Stock for shares of WPS Resources Common Stock upon the terms and subject to the conditions herein provided (the "Exchange") for the purpose of reorganizing WPS into a holding company structure; and

          WHEREAS, the respective Boards of Directors of WPS and WPS Resources have, by resolutions duly adopted, approved this Agreement and directed that it be executed by the undersigned officers and that it be submitted to a vote of their respective shareholders.

          NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereby agree as follows:


                                 ARTICLE 1

                     NAMES OF ACQUIRED CORPORATION AND
                           ACQUIRING CORPORATION

          Section 1.1 The Acquired Corporation. The name of the corporation the shares of which are proposed to be acquired by WPS Resources in the Exchange is WISCONSIN PUBLIC SERVICE CORPORATION.

          Section 1.2 The Acquiring Corporation. The name of the corporation proposing to acquire shares of WPS in the Exchange is WPS RESOURCES CORPORATION.

                                 ARTICLE 2

                 TERMS AND CONDITIONS OF PROPOSED EXCHANGE

          Section 2.1 General. At the Effective Time (as hereinafter defined): (a) the shares of WPS Common Stock then issued and outstanding shall be exchanged for shares of WPS Resources Common Stock, and (b) the shares of WPS Preferred Stock then issued and outstanding shall be and remain issued and outstanding shares of WPS Preferred Stock in accordance with their terms.

         Section 2.2 Effective Time. The "Effective Time" of the Exchange shall be the close of business on the day on which Articles of Share Exchange with respect thereto substantially in the form attached hereto as Exhibit I are filed with the Secretary of State of Wisconsin in accordance with the Wisconsin Business Corporation Law (the "WBCL") or such later time as may be designated in the Articles of Share Exchange.


                                 ARTICLE 3

                   MANNER AND BASIS OF EXCHANGING SHARES
                     OF CAPITAL STOCK IN THE EXCHANGE

          Section 3.1 Exchange of WPS Common Stock for WPS Resources Common Stock. At the Effective Time, automatically by virtue of the Exchange and without further action on the part of the holder thereof, each share of WPS Common Stock outstanding immediately prior to the Effective Time shall be exchanged for one share of WPS Resources Common Stock, which shall thereupon be validly issued, fully paid and nonassessable except for liability which may be imposed on the holders thereof under Section 180.0622(2)(b) of the WBCL.

          Section 3.2 Cancellation of WPS Resources Common Stock. Each share of WPS Resources Common Stock issued and outstanding immediately prior to the Effective Time shall be cancelled and restored to the status of authorized and unissued WPS Resources Common Stock.

          Section 3.3 WPS Preferred Stock. The Exchange shall not affect, or cause any change in, WPS Preferred Stock. Each share of WPS Preferred Stock issued and outstanding immediately prior to the Effective Time shall, immediately following the Effective Time, be issued and outstanding as a validly issued, fully paid and nonassessable share of WPS Preferred Stock.

          Section 3.4 Fractional Shares. No fractional shares of WPS Resources Common Stock shall be issued in the Exchange.

          Section 3.5 Stock Certificates. (a) Following the Effective Time, each holder of a certificate or certificates theretofore representing outstanding shares of WPS Common Stock may, but shall not be required to, surrender the same to WPS Resources or its transfer agent for cancellation or transfer, and each such holder or transferee will be entitled to receive a certificate or certificates representing the same number of shares of WPS Resources Common Stock as the number of shares of WPS Common Stock previously represented by such stock certificates so surrendered. Until so surrendered or presented for transfer, each outstanding certificate which prior to the Effective Time represented shares of WPS Common Stock shall be deemed for all corporate purposes to represent the ownership of the same number of shares of WPS Resources Common Stock as though such surrender and transfer had taken place. If any certificate representing shares of WPS Resources Common Stock is to be issued in a name other than that of the registered holder of the certificate formerly representing shares of WPS Common Stock presented for transfer, it shall be a condition of issuance that (i) the certificate so surrendered shall be properly endorsed or accompanied by a stock power and shall otherwise be in proper form for transfer and (ii) the person requesting such issuance shall pay to WPS Resources' transfer agent any transfer or other taxes required by reason of issuance of certificates representing WPS Resources Common Stock in a name other than that of the registered holder of the certificate presented, or establish to the satisfaction of WPS Resources or its transfer agent that such taxes have been paid or are not applicable;
(b) immediately following the Effective Time, WPS shall cause to be delivered to WPS Resources, a certificate registered in the name of WPS Resources for the number of shares of WPS Common Stock issued and outstanding at the Effective Time.


                                 ARTICLE 4

               OTHER PROVISIONS WITH RESPECT TO THE EXCHANGE

          Section 4.1 Further Assurances. WPS and WPS Resources, respectively, shall take all such action as may be necessary or appropriate in order to effectuate the Exchange. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of each of WPS and WPS Resources shall take all such further action.

          Section 4.2 Conditions to the Exchange. The consummation of the Exchange is subject to the satisfaction of the following conditions prior to the Effective Time:

          (a) The Exchange shall have received the approval of the holders of Common Stock of each of WPS and WPS Resources to the extent required by the WBCL and the respective Articles of Incorporation and By-laws of WPS and WPS Resources;

          (b) A registration statement or registration statements relating to the shares of WPS Resources Company Common Stock to be issued as a result of the Exchange shall be effective under the Securities Act of 1933, as amended, and shall not be the subject of any "stop order";

          (c) There shall have been obtained an order from the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935 in form and substance satisfactory to WPS and WPS Resources, and their counsel approving the acquisition, either directly or indirectly, by WPS Resources of securities of WPS and Wisconsin River Power Company in connection with the Exchange;

          (d) The shares of WPS Resources Common Stock to be issued as a result of the Exchange shall have been approved for listing, upon official notice of issuance, by the New York Stock Exchange and the Chicago Stock Exchange;

          (e) WPS shall have received an opinion from Foley & Lardner, counsel to WPS, substantially to the effect that, on the basis of the facts, assumptions and qualifications set forth in such opinion, for Federal income tax purposes: (1) no gain or loss will be recognized by WPS Resources or the holders of WPS Common Stock who receive WPS Resources Common Stock by reason of the consummation of the Exchange; (2) the basis of WPS Resources Common Stock received by a holder of WPS Common Stock in the Exchange will be the same as the basis of the WPS Common Stock exchanged for such WPS Resources Common Stock; and (3) each holder who holds WPS Common Stock as a capital asset will include in his holding period for WPS Resources Common Stock which he receives in the Exchange his holding period for such WPS Common Stock exchanged for such WPS Resources Common Stock;

          (f) WPS shall have received an opinion, in form and substance satisfactory to WPS from Foley & Lardner, counsel to WPS, as to the validity of WPS Resources Common Stock to be issued in the Exchange; and

          (g) WPS shall have received all orders, authorizations, consents and approvals from all regulatory bodies, boards or agencies, (including, without limitation, the Federal Energy Regulatory Commission, the Public Service Commission of Wisconsin and the Michigan Public Service Commission) in form and substance satisfactory to WPS and WPS Resources, which are necessary or appropriate for the consummation of the Exchange and all other transactions contemplated hereby.

          Section 4.3 Amendment; Waiver. The parties hereto, to the extent permitted by law, by mutual consent of their respective Boards of Directors, may amend, modify or supplement this Agreement or waive any condition set forth in Section 4.2 hereof in such manner as may be agreed upon by them in writing, at any time before or after approval of this Agreement by the shareholders of WPS; provided, however, that no such amendment, modification, supplement or waiver shall, in the sole judgment of the Board of Directors of WPS, materially and adversely affect the rights of the shareholders of WPS.

          Section 4.4 Deferral. Consummation of the transactions herein provided for may be deferred by the Boards of Directors of WPS and WPS Resources for a reasonable period of time if said Boards determine that such deferral would be in the best interests of WPS and its shareholders.

          Section 4.5 Termination. This Agreement may be terminated and the Exchange and other transactions herein provided for abandoned at any time before the Effective Time, whether before or after approval of this Agreement by the shareholders of WPS, by the parties hereto, by mutual consent of their respective Boards of Directors, if such Boards of Directors determine for any reason that the consummation of the transactions provided for herein would for any reason be inadvisable, or that any regulatory or other consents or approvals deemed necessary or advisable by such Boards of Directors have not been obtained within a reasonable time after approval by the shareholders of WPS.

          Section 4.6 Counterparts. This Agreement may be executed in two or more counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          Section 4.7 Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

          Section 4.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wisconsin.

          IN WITNESS WHEREOF, WPS and WPS Resources have executed this Agreement by their respective duly authorized officers as of the date first written above.

                         WISCONSIN PUBLIC SERVICE CORPORATION


                             /s/ Daniel A. Bollom
Attest:                  By:______________________________________
                         Name:   Daniel A. Bollom
                         Title:  President and Chief
                                 Executive Officer


/s/ Robert H. Knuth
__________________________
Robert H. Knuth, Secretary



                         WPS RESOURCES CORPORATION

                             /s/ Daniel A. Bollom
Attest:                  By:______________________________________
                         Name:   Daniel A. Bollom
                         Title:  President and Chief
                                 Executive Officer

/s/ Robert H. Knuth
__________________________
Robert H. Knuth, Secretary

                                                          EXHIBIT I
                        ARTICLES OF SHARE EXCHANGE

                         WPS RESOURCES CORPORATION
                         (a Wisconsin corporation)
                         The Acquiring Corporation

                                    and

                   WISCONSIN PUBLIC SERVICE CORPORATION
                         (a Wisconsin corporation)
                         The Acquired Corporation


                         =========================

        In accordance with and pursuant to Section 180.1105 of the Wisconsin Business Corporation Law ("WBCL"), WPS Resources Corporation, a Wisconsin
corporation ("Acquiring Corporation"), as of the     day of          , 1994,
DOES HEREBY EXECUTE the following ARTICLES OF SHARE EXCHANGE:

                                 ARTICLE 1
                                 ---------
          The Agreement and Plan of Share Exchange by and between the Acquiring Corporation and Wisconsin Public Service Corporation, a Wisconsin corporation (the "Acquired Corporation"), dated as of January 17, 1994 ("Plan of Share Exchange"), a true and correct copy of which is attached hereto as Exhibit A and hereby incorporated by referenced herein, was approved in accordance with Section 180.1103 of the WBCL.

                                 ARTICLE 2
                                 ---------
          The Board of Directors of Acquired Corporation, in accordance with its Restated Articles of Incorporation and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on December 9, 1993.

                                 ARTICLE 3
                                 ---------
          The stockholders of Acquired Corporation, in accordance with Acquired Corporation's Restated Articles of Incorporation and
By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on May 5, 1994.

                                 ARTICLE 4
                                 ---------
          The Board of Directors of the Acquiring Corporation, in accordance with the Acquiring Corporation's Articles of Incorporation and By-laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby and directed the submission of the Plan of Share Exchange to the sole shareholder of the Acquiring Corporation on December 9, 1993.

                                 ARTICLE 5
                                 ---------
          Acquired Corporation, as the then sole shareholder of the Acquiring Corporation, in accordance with the Acquiring Corporation's Articles of Incorporation and By-Laws and the WBCL, approved and adopted the Plan of Share Exchange and the transactions contemplated thereby on December 9, 1993.

                                 ARTICLE 6
                                 ---------
          These Articles of Share Exchange shall be effective, and the exchange of shares provided for under the Plan of Share Exchange shall take effect, upon the filing of these Articles of Share Exchange with the office of the Wisconsin Secretary of State.

          IN WITNESS WHEREOF, the Acquiring Corporation has caused these Articles of Share Exchange to be executed by its duly authorized officers as of the day and year first above written.

                                   WPS RESOURCES CORPORATION


                                   By:_________________________________
                                      Daniel A. Bollom
                                      President and Chief Executive
                                         Officer


                                   Attest:______________________________
                                          Robert H. Knuth
                                           Secretary






     These Articles of Share Exchange have been drafted by, and should be returned to, Michael S. Nolan, Esq., Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202.